Exhibit 10.7

                              ON THE LETTERHEAD OF
                                 KAZKOMMERTSBANK

# 7179                                                                   046735
                                                                         ------
August 16, 2002

                                                           Mr. N. D. Klinchev
                                                           General Director
                                                           Karakudukmunay JSC

                                                           Mr. U. B. Khairov
                                                           Executive Director
                                                           Karakudukmunay JSC

                                                           Mr. Jonathan Wood
                                                           Financial Coordinator
                                                           Karakudukmunay JSC

                                   Gentlemen,

     Further to a telephone conversation between Ms. D. Nurmagambetova with Mr. Jonathan Wood on August 13, 2002, and a meeting with Mr. Richard Moore on August 14, 2002, in which your company asked for confirmation and clarification on the pledge provided as a security for its obligations to Kazkommertsbank OJSC under the Agreement for establishing a credit line No. 250 dated May 6, 2002, please be advised of the following:

     On May 2, 2002, the Commercial Management of Kazkommertsbank OJSC made a resolution to finance your project to the total amount of 33,000,000 (thirty three million) US dollars on the following terms:

o    Total financing limit amount - 33,000,000 US dollars;

o    Revolving part of the credit line - 3,000,000 US dollars;

o    Non-revolving part of the credit line - 30,000,000 US dollars;

o    Term of the credit line:

     - on the revolving part of the credit line - 4 years, including: period of availability on the revolving part of the credit line - 3 years, term of each facility - not more that 1 year;

     - on the non-revolving part of the credit line - 3 years, with an option of a prolongation for 2 years upon a mutual written agreement of the parties (KKM and KKB), period of availability - 1 month;

o    Interest rate on the credit line - 14% per annum;

o Purpose of financing - refinancing of debt to Central Asian Petroleum (Guernsey);

o    Terms of repayment:

     - on the revolving part of the credit line, repayment of the interest and the principal debt shall be effected at the expiry of each facility;

     - on the non-revolving part of the Credit line, repayment of the interest and the principal debt shall be effected quarterly under the established schedule subject to the grace period on payment of the interest - 9 months from the date of signing the Agreement for establishing a credit line, and on repayment of the principal debt - 12 months from the date of signing the Agreement for establishing a credit line;

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o    Security for the credit line:

     - guarantee of Chaparral Resources Inc., term of execution of the guarantee shall be within 30 days of the date of signing the Agreement for establishing a credit line;

     - shares of Karakudukmunay JSC belonging to Central Asian Petroleum (Guernsey) Limited, term of execution shall be within 30 days of the date of signing the Agreement for establishing a credit line.

          As to your written inquiry regarding prolongation of the credit line, with the total term of both revolving and non-revolving part of the credit line being 5 years. This issue has been resolved positively; the altered terms of the credit line will be formulated in an additional agreement to the Agreement for establishing a credit line No. 250 of May 6, 2002, and executed within the next week. Please find the altered terms below:

     - term of the revolving part of the credit line shall be 5 years, period of availability - 4 years, term of each facility - not more that 1 year;

     - term of the non-revolving part of the credit line shall be 5 years, first four repayments of the principal debt of 1,000,000 US dollars each, the remaining ones of 2,000,000 US dollars each (to be paid quarterly as before);

     the other terms of the credit line remain unchanged.

          We look forward to our further fruitful cooperation and wish you and your company success and prosperity!


     Best regards,

     First Deputy
     Chairman of the Board                           N. A. Zhusupova